Exhibit 10.3
AMENDMENT OF EMPLOYMENT AGREEMENT
     This AMENDMENT OF EMPLOYMENT AGREEMENT (“Amendment”) is effective as of January 1, 2008, by and between EMMIS OPERATING COMPANY, an Indiana company (“Employer”), and PAUL W. FIDDICK, a Virginia resident (“Executive”).
RECITALS
     WHEREAS, Employer and Executive have entered into an Employment Agreement (“Agreement”), effective as of March 1, 2009;
     WHEREAS, Employer and Executive were parties to a prior Employment Agreement, which governed the terms of Executive’s employment for the period beginning March 1, 2003, and ending February 28, 2009 (“Prior Agreement”);
     WHEREAS, certain provisions of the Agreement and the Prior Agreement are subject to the requirements of Section 409A of the Internal Revenue Code;
     WHEREAS, the requirements of Code Section 409A must be reflected in the applicable employment agreements, effective January 1, 2008;
     WHEREAS, Employer and Executive wish to amend the Agreement and the Prior Agreement to comply with the written document requirement of Code Section 409A, effective January 1, 2008; and
     WHEREAS, Employer and Executive wish to make further amendments to the Agreement, unrelated to Code Section 409A, as set forth herein;
     NOW, THEREFORE, in consideration of the premises, Employer and Executive agree to amend the Agreement and the Prior Agreement, effective January 1, 2008, as follows:
AGREEMENT
     1. All provisions of the Agreement, as amended by this Amendment, relating to the timing of payments shall apply as well to the Prior Agreement for the period from January 1, 2008, through February 29, 2008.
     2. Executive agrees to a 3% decrease in his Base Salary only for the period from March 1, 2009 through February 28, 2010.
     3. The second paragraph of Section 4.3, governing Options issued pursuant to the Agreement, shall apply as well to options issued pursuant to the Prior Agreement.
     4. Clause (iv) of Section 4.4 of the Agreement is, effective as of the date hereof, 2009, deleted in its entirety and replaced with the following:

“(iv) a “Qualifying Termination” (as defined in the CIC Agreement) following a Change in Control and Executive receives a Change in Control payment pursuant to the CIC Agreement.”
     5. Section 5 of the Agreement is, effective as of January 1, 2008, amended by adding the following sentence at the end thereof:
“Under no circumstances shall the Company’s reimbursement for expenses incurred in a calendar year be made later than the end of the next following calendar year; provided, however, this requirement shall not alter the Company’s obligation to reimburse Executive for eligible expenses on a current basis.”
     6. Section 9 of the Agreement is, effective as of the date hereof, amended by adding the following Section 9.4 at the end thereof:
“9.4 Employer Election not to Renew. Notwithstanding anything to the contrary contained herein, in the event that, subject to its obligations under the CIC Agreement, Employer elects not to renew this Agreement according to its terms for any Contract Year after February 28, 2010 and does not offer Executive employment pursuant to a written employment agreement on terms substantially similar to those contained herein (which shall include without limitation a Base Salary that is at least Ninety-Five percent (95%) of the Base Salary in effect at expiration of the Term), and Executive terminates employment, such election shall be considered a termination by Employer other than for Cause for all purposes under the CIC Agreement and hereunder, including without limitation Sections 4.4 and 15.13 hereof. If Employer elects not to renew this Agreement according to its terms for any Contract Year after February 28, 2010, any offer of subsequent employment made by Employer to Executive shall be made in the form of a proposed written agreement and shall be made no later than thirty (30) days after the election not to renew is given.”
     7. For purposes of the Agreement (and, for the period beginning January 1, 2008, and ending February 29, 2008, for purposes of the Prior Agreement), “termination of employment,” “terminates employment,” or any variation of such term shall mean “separation from service” within the meaning of Code Section 409A(a)(2)(B)(i).
     8. Section 12 of the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“12. Code Section 409A. This Agreement is intended to comply with Section 409A, and it is intended that no amounts payable hereunder shall be subject to tax under Section 409A. Employer shall use commercially reasonable efforts to comply with Section 409A with respect to payments of benefits hereunder.”

     9. Section 15.13 of the Agreement is, effective as of January 1, 2008, is hereby deleted and restated in its entirety as follows:
“Severance Payment; Subsequent Employment. According to the terms and subject to the conditions set forth in this Section 15.13, in the event Employer does not allow this Agreement to automatically renew for any Contract Year after February 28, 2010 and does not offer Executive employment pursuant to a written employment agreement on terms substantially similar to those contained herein (which shall include without limitation a Base Salary that is at least Ninety-Five percent (95%) of the Base Salary in effect at expiration of the Term), and Executive terminates employment, Employer shall continue to make Base Salary payments to Executive at the rate of fifty percent (50%) of Executive’s Base Salary (the “Severance Payment”) for a period of twelve (12) months immediately following Executive’s termination of employment with Employer (the “Severance Period”); provided, however, in the event Executive commences subsequent employment at any time during the Severance Period, Employer’s financial obligation pursuant to this provision shall be reduced by any amounts paid to Executive by Executive’s subsequent employer during the Severance Period. In the event that Executive’s subsequent compensation equals or exceeds the Severance Payment, Employer’s financial obligation to Executive pursuant to this provision shall immediately terminate. It is understood and agreed that, as a material condition upon which Executive shall be entitled to receive the Severance Payment, and as an inducement to Emmis’ agreement to pay Executive the Severance Payment, Executive agrees to: (i) execute a general release in a form acceptable to Emmis upon the termination of Executive’s employment; and (ii) promptly notify Employer in writing of the commencement date upon which Executive begins subsequent employment along with the particulars of Executive’s subsequent compensation package for purposes of determining Employer’s continuing obligations, if any, under this Section 15.13. Notwithstanding anything to the contrary contained in this Agreement, Executive shall not be entitled to the Severance Payment if Employer elects not to allow the Agreement to automatically renew for any Contract Year after February 28, 2010, but offers Executive reasonably acceptable employment for that Contract Year or if Executive’s employment is terminated either (a) by Employer under Section 9.1, (b) by reason of Executive’s disability or death under Section 10 or 11, (c) by Executive for any reason other than a material breach of any of the terms and conditions of this Agreement by Employer (after providing Employer with notice of such breach and a reasonable opportunity to cure such breach), or (d) by Executive not allowing this Agreement to automatically renew for any Contract Year after February 28, 2010. Executive acknowledges that Executive shall not be entitled to any additional severance compensation upon the termination or expiration of this Agreement other than the Severance Payment. Notwithstanding anything to the contrary contained herein, to the extent not already paid as provided in this Section 15.13, the balance of any remaining amounts payable pursuant to this Section 15.13 shall be paid as a lump sum not later than the later of (i) the fourteenth day of March following the calendar year in which Executive’s termination of Employment occurred or (ii) the fourteenth day of the third month following the Employer’s taxable year in which Executive’s termination of Employment occurred.”
     10. Section 15.14 of the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“15.14 Change in Control. Effective as of January 1, 2008, Executive and Emmis Communications Corporation have entered into that certain Emmis Communications Corporation Change in Control Severance Agreement (the “CIC Agreement”). In the event of a “Change in Control” (as defined in the CIC Agreement), the rights and obligations of Executive and Employer shall be set forth in the CIC Agreement.”
     11. Exhibit A to the Agreement is, effective as of January 1, 2008, deleted in its entirety and replaced with the following:
“Exhibit A
Change in Control Agreement
The Emmis Communications Corporation Change in Control Severance Agreement between Emmis Communications Corporation and Paul W. Fiddick effective January 1, 2008 is hereby incorporated by reference.”
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have duly executed this Amendment of Employment Agreement on the date set out below.

EMMIS OPERATING COMPANY (“Employer”)
By:
Title:
Date:

PAUL W. FIDDICK (“Executive”)

Paul W. Fiddick

Date: